                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          J. C. Penney Company, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                         Notice of


                                    Annual Meeting


                         of Stockholders


                                       &


                                Proxy Statement


                                    [1997]








                           J.C. Penney Company, Inc.

                                  ----------

JCPENNEY                                        James E. Oesterreicher
                                                Chairman of the Board
                                                and Chief Executive Officer


                                                                 April 11, 1997

Dear Stockholders:

On behalf of your Board of Directors and your management, I cordially invite you to attend the Annual Meeting of Stockholders of your Company. It will be held on Friday, May 16, 1997, at 10:00 A.M., local time, at the Company's Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698.

  You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages of this booklet.

  The vote of each and every stockholder is most important to us. We are gratified that so many of you have in the past exercised your right to vote your shares.

  WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

  Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you so choose. We look forward to seeing you at this meeting. If you plan to attend, please so indicate in the appropriate box on your proxy. As in the past, there will be a report on operations, an opportunity to meet your Company's directors and officers, as well as time for questions.

  Thank you for your cooperation and continued support and interest in JCPenney.

                                                     Regards,

                                                     /s/ J. E. Oesterreicher


ANY STOCKHOLDER HAVING A DISABILITY REQUIRING SPECIAL ASSISTANCE WHO WOULD LIKE TO ATTEND THE ANNUAL MEETING SHOULD CALL THE SECRETARY OF THE COMPANY AT
(972) 431-1201 AND REASONABLE EFFORTS WILL BE MADE TO ACCOMMODATE SUCH NEEDS.




                  ------------------------------------------
                  Customer Service is Our Number One Priority
                  ------------------------------------------
     J. C. Penney Company, Inc. . P.O. Box 10001 . Dallas, TX 75301-0001 Home Office . 6501 Legacy Drive . Plano, TX 75024-3698

J.C. PENNEY COMPANY, INC.
6501 Legacy Drive, Plano, Texas
75024-3698


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 1997


The Annual Meeting of Stockholders of J. C. Penney Company, Inc. will be held at the Company's Home Office at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 16, 1997, at 10:00 A.M., local time, for the following purposes:

  1. to elect four directors for a three-year term as described in the accom-panying proxy materials;

  2. to approve the employment of KPMG Peat Marwick LLP as auditors to audit the accounts of the Company for the fiscal year ending January 31, 1998;

  3. to act upon a proposed J. C. Penney Company, Inc. 1997 Equity Compensa-tion Plan, which has been adopted by the Board of Directors, subject to stockholder approval;

  4. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding classification of the Board;

  5. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding submission of the Company's stockholder rights plan to a stockholder vote; and

  6. to transact such other business as may properly come before the meeting.


  Stockholders of record at the close of business on March 17, 1997 are entitled to vote at the meeting. A complete list of those stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company's Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698, for a period of 10 days prior to the meeting.

Plano, Texas                                            /s/ C. R. Lotter
April 11, 1997                                          C. R. Lotter, Secretary


                            YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form.

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

  You may revoke your proxy at any time before it is exercised at the meeting by submitting a written revocation, a subsequently dated proxy, or by personal vote at the meeting.

  The enclosed proxy also serves as the voting instruction card for The Chase Manhattan Bank, as agent ("Agent") holding shares of Common Stock of 50c par value of the Company ("Common Stock") of record for participants under the Company's dividend reinvestment plan ("DRIP"). Such voting instructions are intended to cover Common Stock allocated to accounts of DRIP participants from whom an executed voting instruction card is received by the Agent by May 13, 1997 ("Voted Stock") and Common Stock allocated to the accounts of DRIP participants from whom an executed voting instruction card is not received by the Agent by May 13, 1997 ("Undirected Stock"). The Agent will vote as follows: (a) for Voted Stock, in accordance with the instructions given, and
(b) for Undirected Stock, in the same proportion as the vote for the Voted Stock. Separate voting instruction cards are also being furnished to participants who beneficially own Voting Stock (as defined below) in the trusts under the Company's Savings and Profit-Sharing Retirement Plan ("Savings Plan"), and the Company's Savings, Profit-Sharing and Stock Ownership Plan ("LESOP").

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person, by telephone, telegraph, or mail. The Company has also retained, on behalf of the Board of Directors, Morrow & Co., Inc. to aid solicitation by mail, telephone, telegraph, and personal interview, for a fee of approximately $22,500, plus reasonable expenses, which will be paid by the Company. The Company may also reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

  The complete mailing address of the Company's principal executive offices is
J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0001. The approximate date on which this proxy statement and the form of proxy were first sent or given to stockholders was April 11, 1997.

VOTING RIGHTS

Stockholders of record at the close of business on March 17, 1997, the record date for the Annual Meeting, are entitled to vote at the meeting. At the close of business on such date, 244,021,873 shares of Common Stock, and 936,758 shares of Series B ESOP Convertible Preferred Stock ("ESOP Preferred Stock") having a Common Stock voting equivalent of 20 votes per share for a combined total voting equivalent of 262,757,033 shares ("Voting Stock"), were outstanding and entitled to vote.

  On that date, a trust maintained under the Company's Savings Plan held 25,239,799 shares of Common Stock representing approximately 9.61% of the Voting Stock, and a trust maintained under the LESOP held 936,758 shares of ESOP Preferred Stock and 8,443,570 shares of Common Stock, representing approximately 10.34% of the Voting Stock. The holdings of both Plans represent approximately 19.95% of the Voting Stock. These trusts have disclaimed beneficial ownership of these shares of Voting Stock.

  The Company has been advised that as of December 31, 1996, Capital Research and Management Company (mutual funds manager) and Capital Guardian Trust Company ("Capital Guardian"), operating subsidiaries of The Capital Group Companies, Inc., located at 333 South Hope Street, Los Angeles, California 90071, exercised investment discretion with respect to 17,515,900 shares of Common Stock. Such shares, owned by various institutional investors, amounted to approximately 7.6% of the then outstanding shares of Common Stock (7% of the Voting Stock as of such date). Capital Guardian has sole voting power with respect to 900 of such shares, and neither it nor Capital Research and Management Company has voting power, sole or shared, with respect to the remaining 17,515,000 shares.

  The Company's Bylaws require an affirmative vote of the holders of a majority of the shares of the Voting Stock outstanding and entitled to vote as of the record date for approval of each proposal presented in this proxy statement. Abstentions and broker nonvotes are counted only for purposes of determining whether a quorum is present at the meeting.

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS. The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. In keeping with its long-standing practice, the Company's Board continues to be an independent board. The Company's Board structure is designed to assure that there is independent review and oversight as well as approval of significant strategic and management decisions affecting the Company. The Board has seven meetings scheduled for fiscal 1997.

COMMITTEES OF BOARD OF DIRECTORS. The Board of Directors carries out many of its functions through six principal standing committees, which are described on pages 3 and 4. One of these committees, the Committee on Directors, which is composed entirely of directors who are not employees of the Company, selects and recommends to the Board nominees for director on the basis of their recognized experience and achievements, both in commerce and society, and for their ability to bring a wide diversity of skills and experience to the deliberations of the Board. Stockholders also may make recommendations of nominees for director, as explained in greater detail on pages 27 and 28.

CONFIDENTIAL VOTING. In casting their votes, stockholders are also assured that their votes are accorded confidential voting treatment as provided in the Company's confidential voting policy described on page 28.

EXECUTIVE COMPENSATION. The Personnel and Compensation Committee of the Board of Directors, which is composed entirely of non-employee directors, approves, among other things, the annual salaries of executive officers and recommends to the full Board for its approval the respective annual salaries of the two employee directors. Please see the Report of Personnel and Compensation Committee on Executive Compensation, which begins on page 10.

CLASSES OF BOARD OF DIRECTORS. The Company's Restated Certificate of Incorporation and its Bylaws provide for a Board of not less than three directors as fixed, from time to time, by the Board, and further provide for three classes of directors to be as nearly equal in number as possible, with each class serving a three-year term and with one class being elected each year. Currently, the Board consists of eleven members, with two classes consisting of four directors each and one class consisting of three directors. Of the eleven current directors, two are currently Company employees and nine have principal occupations or employment which are and have been outside the Company.

  Each director is required to be a stockholder of the Company.

BOARD MEETINGS. During fiscal 1996, ten meetings of the Board were held. Attendance at such meetings for current directors averaged approximately 98%. In addition to membership on the Board, directors also serve on one or more of the principal standing committees of the Board. During fiscal 1996, these committees held a total of 20 meetings; no current director attended fewer than 91% of the aggregate total of meetings of the Board and committees on which he or she served.

COMMITTEES

The following describes the principal standing committees of the Board of
Directors:

AUDIT COMMITTEE. The Audit Committee's responsibilities include recommending to the Board of Directors for stockholder approval the independent auditors for the annual audit of the Company's consolidated financial statements. The Committee reviews the independent auditors' audit strategy and plan, scope, fees, audit results, and non-audit services and related fees, internal audit reports on the adequacy of internal controls, the Company's ethics program, status of significant legal matters, the scope of the internal auditors' plans and budget and results of their audits, and the effectiveness of the Company's program for correcting audit findings.

  During fiscal 1996, this Committee met four times. Its members are M. A. Burns, V. E. Jordan, Jr., A. W. Richards, C. S. Sanford, Jr., and J. D. Williams, who serves as its Chair.

BENEFIT PLANS REVIEW COMMITTEE. This Committee's responsibilities include reviewing and administering the Company's retirement and welfare plans and reviewing annually the financial condition and investment performance results of the Company's retirement plans, annual actuarial valuation reports for the Company's Pension Plan, and the financial condition, investment performance results, and actuarial valuation aspects of the Company's welfare plans.

  During fiscal 1996, this Committee met three times. Its members are A. W. Richards, R. G. Turner, M. A. Burns, and J. C. Pfeiffer, who serves as its Chair.

COMMITTEE ON DIRECTORS. The Committee on Directors' responsibilities include making recommendations to the Board with respect to the size, composition, and functions of the Board of Directors, the qualifications of directors, candidates for election as directors, and the compensation of directors.

  During fiscal 1996, this Committee met three times. Its members are C. H. Chandler, George Nigh, J. C. Pfeiffer, C. S. Sanford, Jr., J. D. Williams, and
V. E. Jordan, Jr., who serves as its Chair.

  Stockholders may propose nominations for directors in accordance with the procedures described on pages 27 and 28.

FINANCE COMMITTEE. The Finance Committee is responsible for reviewing the Company's financial policies, strategies, and capital structure.

  During fiscal 1996, this Committee met two times. Its members are M. A. Burns, J. E. Oesterreicher, W. B. Tygart, and C. S. Sanford, Jr., who serves as its Chair.

PERSONNEL AND COMPENSATION COMMITTEE. This Committee's responsibilities include reviewing and administering the Company's annual and long-term incentive compensation plans, making recommendations in areas concerning personnel relations, and taking action or making recommendations with respect to the compensation of executive officers, including those who are directors.

  During fiscal 1996, this Committee met six times. Its members are George Nigh, J. C. Pfeiffer, R. G. Turner, J. D. Williams, and C. H. Chandler, who serves as its Chair.

PUBLIC AFFAIRS COMMITTEE. The responsibilities of the Public Affairs Committee include identifying, analyzing, and bringing to the attention of the Board social and environmental trends, community affairs, and public policy issues which may have a potential impact on the business performance and investment character of the Company, and assuring that Company policy and performance reflect a sensitivity toward the social and physical environments in which the Company does business and that such policy and performance are in accord with the public interest.

  During fiscal 1996, this Committee met two times. Its members are V. E. Jordan, Jr., A. W. Richards, J. D. Williams, and George Nigh, who serves as its Chair.

  The mailing address for all of these committees is c/o C. R. Lotter, Secretary, J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0005.

ELECTION OF DIRECTORS (PROPOSAL 1)

As indicated on page 2, under "Classes of Board of Directors", the Board of Directors has been divided into three classes with two classes consisting of four directors each and one class consisting of three directors. At the meeting, four directors will be elected to hold office for a three-year term expiring at the year 2000 Annual Meeting of Stockholders. Other directors will continue in office, in accordance with their previous election, until the expirations of the terms of their classes at the 1998 or 1999 Annual Meeting of Stockholders, as the case may be.

  Brief statements setting forth certain information as of March 17, 1997, as to the Board of Directors' nominees for directors for the three-year term expiring at the year 2000 Annual Meeting of Stockholders and as to each current director in the classes continuing in office are shown on pages 5 to
7. Each of the nominees is currently a director of the Company.

  If properly executed and timely returned, the accompanying proxy will be voted for all four nominees for a term expiring at the year 2000 Annual Meeting of Stockholders, except where authority so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board, unless the Board reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR
DIRECTOR.

              NOMINEES FOR DIRECTORS FOR THREE-YEAR TERM EXPIRING 2000


              VERNON E. JORDAN, JR., 61
[Photo of     Senior Partner, law firm of Akin, Gump, Strauss, Hauer & Feld,
 Vernon E.    L.L.P. since 1992; Partner since 1982; President from 1977 to
 Jordan, Jr.  1981 and Executive Director from 1972 to 1977 of the National
 appears      Urban League; Director of American Express Company, Bankers
 here]        Trust Company, Bankers Trust New York Corporation, Dow Jones &
              Company, Inc., Revlon Group Incorporated, Revlon, Inc., Ryder
              System, Inc., Sara Lee Corporation, Union Carbide Corporation, and Xerox Corporation; Trustee of The Ford Foundation and Howard
              University; Director of the Company since 1973.



              JANE C. PFEIFFER, 64
[Photo of     Independent management consultant; Chairman of the Board of
 Jane C.      National Broadcasting Company, Inc. from 1978 to 1980;
 Pfeiffer     Independent management consultant from 1976 to 1978; Vice
 appears      President of Communications and Government Relations of
 here]        International Business Machines Corporation from 1972 to 1976;
              Director of Ashland Oil, Inc., International Paper Company, The
              Mutual Life Insurance Company of New York, and Overseas
              Development Council; Trustee of The Conference Board and of the
              University of Notre Dame; Director of the Company since 1977.


              R. GERALD TURNER, 51
[Photo of     President of Southern Methodist University since 1995; Formerly
 R. Gerald    Chancellor of the University of Mississippi, from 1984 to 1995;
 Turner       Chairman, Commission on Education for the Teaching Profession,
 appears      from 1990 to 1991; Member, President's Commission, the National
 here]        Collegiate Athletic Association, from 1989 to 1992; Director of
              ChemFirst Corporation, Mobil Telecommunications Corporation, and
              River Oaks Furniture, Inc.; Director of the Company since 1995.



              W. BARGER TYGART, 61
[Photo of     President and Chief Operating Officer of the Company since
 W. Barger    January 1995; Senior Executive Vice President from 1992 to 1995;
 Tygart       Executive Vice President from 1987 to 1992; Associated with the
 appears      Company since 1960; Chairman of Council of the Past Presidents
 here]        and Executive Committee, The Fashion Association; Director and
              Executive Committee Member, North Texas Public Broadcasting;
              Director of the Education Foundation for the Fashion
              Industries--Fashion Institute of Technology, and the Corporate
              Advisory Board, National Council of LaRaza; Member of the
              Advisory Board, Harvey and Bernice Jones Eye Institute; Advisory director of American Studies at Harding University; Member of the College of Business Advisory Board at the University of Arkansas; Director of the Company since 1995.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

              TERM EXPIRING 1998


              M. ANTHONY BURNS, 54
[Photo of     Chairman, President and Chief Executive Officer of Ryder System,
 M. Anthony   Inc. (a provider of transportation and logistics services) since
 Burns        1985, with which he has served in positions of increasing
 appears      importance since 1974, including its President since 1979, Chief
 here]        Executive Officer since 1983, and a director since 1979;
              Director of The Chase Manhattan Bank, N. A., The Chase Manhattan
              Corporation, Pfizer, Inc., and Boy Scouts of America; Trustee of the University of Miami; Member of the Policy Committee of The
              Business Roundtable, Chairman of The Business Roundtable's
              Health and Retirement Task Force, and a member of The Business
              Council; Director of the Company since 1988.


              COLBY H. CHANDLER, 71
[Photo of     Formerly Chairman and Chief Executive Officer of Eastman Kodak
 Colby H.     Company from 1983 to 1990 and its President from 1977 to 1983;
 Chandler     Associated with Eastman Kodak Company since 1950 and a director
 appears      from 1974 to 1993; Director of Digital Equipment Corporation and
 here]        M.I.T. Corporation; Trustee of the International Museum of
              Photography at George Eastman House, Rochester Institute of
              Technology, and the University of Rochester; Director of the Company since 1983.



              JAMES E. OESTERREICHER, 55
[Photo of     Chairman of the Board of the Company since January 1997 and
 James E.     Chief Executive Officer of the Company since January 1995; Vice
 Oester-      Chairman of the Board of the Company from 1995 to 1997;
 reicher      President, JCPenney Stores and Catalog, from 1992 to 1995;
 appears      Executive Vice President from 1988 to 1992; Associated with the
 here]        Company since 1964; Director of Brinker International, Inc.,
              Texas Utilities Company, Circle Ten Council--Boy Scouts of
              America, March of Dimes Birth Defects Foundation, National
              Organization on Disability, National Retail Federation, and
              Presbyterian Healthcare Systems; Member of the Policy Committee of the Business Roundtable; Director of the Company since 1995.



              CHARLES S. SANFORD, JR., 60
[Photo of     Formerly Chairman of the Board and Chief Executive Officer of
 Charles S.   Bankers Trust New York Corporation and its principal subsidiary,
 Sanford, Jr. Bankers Trust Company, from 1987 to 1996, with which he served
 appears      in positions of increasing importance since 1961, including its
 here]        Deputy Chairman from 1986 to 1987 and President from 1983 to
              1986; Director of Mobil Corporation; Member of The Business
              Council and the Foundation Board of Trustees of the University of Georgia; Overseer of The Wharton School, University of
              Pennsylvania; Director of the Company since 1992.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

              TERM EXPIRING 1999


              GEORGE NIGH, 69
[Photo of     President of the University of Central Oklahoma since 1992;
 George       Formerly Governor of Oklahoma, during 1963 and from 1979 to
 Nigh         1987; Lieutenant Governor from 1958 to 1963 and from 1967 to
 appears      1979; Member of the Oklahoma House of Representatives from 1950
 here]        to 1958; Director of Boatmen's First National Bank of Oklahoma;
              Chair, President's Oklahoma City Scholarship Fund Advisory
              Board; Director of the Company since 1987.


              ANN W. RICHARDS, 63
[Photo of     Senior Advisor, law firm of Verner, Liipfert, Bernhard,
 Ann W.       McPherson & Hand since 1995; Formerly Governor of Texas, from
 Richards     1991 to 1995; State Treasurer, State of Texas, from 1983 to
 appears      1991; Chair, Democratic National Convention, 1992; Director of
 here]        TIG Holdings, Inc.; Director of the Company since 1995.


              JOSEPH D. WILLIAMS, 70
[Photo of     Retired Chairman and Chief Executive Officer of Warner-Lambert
 Joseph D.    Company (pharmaceuticals, health care, and consumer products)
 Williams     from 1985 to 1991, with which and with a related company he
 appears      served in positions of increasing importance since 1950,
 here]        including its President and Chief Operating Officer from 1979 to
              1985; Director of AT&T Corp., Eckerd Corporation, Exxon
              Corporation, Rockefeller & Co., Therapeutic Antibodies Inc.,
              Thrift Drug, Inc., and Warner-Lambert Company; Trustee of
              Columbia University, Project Hope, Liberty Science Center, and the United Negro College Fund; Director of the Company since
              1985.

MANAGEMENT OWNERSHIP OF COMMON STOCK AND ESOP PREFERRED STOCK

The following table shows, as of March 17, 1997, the beneficial ownership of shares of Voting Stock by each present director and by the five most highly compensated executive officers serving as of the last fiscal year (the "Named Executive Officers"), and by all present directors and all executive officers of the Company as a group. The information includes shares held under certain restrictions and, in the case of executive officers, also includes the number of shares of Voting Stock credited to their accounts under the Company's Savings Plan and LESOP. As shown in the last two columns, substantial portions of the shares indicated as beneficially owned are actually unissued shares attributable to unexercised and unexpired options for Common Stock. The combined beneficial ownership of shares of Common Stock and Common Stock voting equivalents of each director and Named Executive Officer and of all directors and executive officers as a group (not including shares attributable to unexercised and unexpired options) constitutes less than 1% of the total Voting Stock as of March 17, 1997.

                                         Number
                                      attributable        Number
                                     to unexercised    attributable
                           Number    and unexpired      to options
                         of shares    options for   exercisable within
                        beneficially     Common         60 days of
Name or Group              owned         Stock        March 17, 1997
----------------------------------------------------------------------
Directors:
 M. A. Burns                13,000         8,800            8,800
 C. H. Chandler             25,000         8,800            8,800
 V. E. Jordan, Jr.          15,998        12,000           12,000
 George Nigh                11,839         8,800            8,800
 J. E. Oesterreicher       306,397       239,232          179,232
 J. C. Pfeiffer             14,620        10,800           10,800
 A. W. Richards              3,143         2,400            2,400
 C. S. Sanford, Jr.         10,000         4,800            4,800
 R. G. Turner                3,068         1,600            1,600
 W. B. Tygart              245,022       161,794          138,794
 J. D. Williams             29,000         8,800            8,800
Named Executive Offi-
 cers:*
 J. T. Cody, Jr.           182,099       110,522           91,522
 W. R. Howell              383,283       199,170          199,170
 T. D. Hutchens            165,624       120,678          101,678
All present directors
 and
 executive officers as
 a group**               1,838,528     1,276,453        1,074,203
----------------------------------------------------------------------

 * In addition to Messrs. Oesterreicher and Tygart who also serve as directors.
** Excludes shares beneficially owned by Mr. Howell who retired from the Company on February 28, 1997.

DIRECTORS' FEES

Company employees are not paid additional amounts for serving as directors. Directors who are not Company employees ("Non-Associate Directors") are paid an annual retainer of $26,400, plus $1,200 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any committee of the Board. The chair of the Audit Committee and the Personnel and Compensation Committee of the Board are each paid an additional annual fee of $4,500; the chair of the Benefit Plans Review Committee, the Committee on Directors, the Public Affairs Committee, and the Finance Committee of the Board are each paid an additional annual fee of $4,000. Directors are also reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. One Non-Associate Director sits on the Board of Directors of Thrift Drug, Inc.

which is a subsidiary of the Company ("Thrift"). This Non-Associate Director receives $2,000 for attendance at each meeting of Thrift's Board, $2,000 for attendance at each meeting of a committee of the Thrift Board on which he sits, and is reimbursed for expenses incurred for meeting attendance. He does not receive an annual retainer for serving on the Thrift Board. Directors who are Representatives under an Indemnification Trust Agreement between the Company and The Chase Manhattan Bank, as trustee, (currently Directors Jordan, Pfeiffer, and Williams), are paid an annual retainer of $5,000, plus $600 for each meeting of the Representatives and are reimbursed for expenses of meeting attendance. During fiscal 1996, no such meetings were held. Non-Associate Directors are also paid $800 for each full day of service to the Company in addition to those services which they perform in connection with Board and committee responsibilities, and are reimbursed for expenses in connection with their performance of such services. During fiscal 1996, Non-Associate Directors Jordan, Nigh, and Sanford were each paid $400 for such services. A director may elect to defer payment of all or part of any of the above fees under the terms of a deferred compensation plan for directors. During fiscal 1996, three directors elected to so defer.

  Pursuant to a retirement plan for Non-Associate Directors, a director serving as of February 12, 1997, and any person who served as a Company director prior to such date, who is not entitled to receive benefits under the Company's Pension Plan, will be paid a retirement benefit after serving as a member of the Board for a period of not less than five years. For such director retiring on his or her normal retirement date, as defined in the retirement plan, annualized benefits will equal the annual retainer for directors from time to time then in effect. Non-Associate Directors elected or appointed to the Company's Board after February 12, 1997 are not eligible to receive retirement benefits. As of the record date, the Committee on Directors is considering various alternatives regarding the compensation and benefits to be provided for current and future directors. Pursuant to the Company's Bylaws, no person may continue to serve as a director after the Company's annual meeting of stockholders in the calendar year in which such person attains age 72.

  During fiscal 1996, each Non-Associate Director was also automatically given a tandem restricted stock award/stock option grant under the Company's 1993 Non-Associate Directors' Equity Plan. Each such award/grant consisted of 200 shares of restricted Common Stock and an option to purchase 800 shares of Common Stock. All such options became exercisable six months from the date of grant, but shares which may be acquired upon any such exercise may not be sold by a director until that director's termination. If on the date of a "Qualifying Termination" the "option value" of any unexpired option is greater than the fair market value of the Common Stock covered by the tandem stock award, such stock award will be forfeited and the stock option will remain exercisable for two years, but if the option value is less than the fair market value of the Common Stock covered by the tandem stock award, the stock option will automatically expire and the tandem stock award will automatically vest. For any "Non-qualifying Termination", unless otherwise determined by the plan committee, all outstanding stock awards and unexercised options will be forfeited or canceled, as the case may be. Generally, termination by reason of misconduct will be considered a Non-qualifying Termination and all other terminations will be considered Qualifying Terminations. The shares under option grant are included in the table on page 8.

  Directors are eligible to participate in the Company's Directors' Charitable Award Program ("Charitable Award Program"). The Charitable Award Program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors. Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000; $500,000 upon the earlier of (i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group, and an additional $500,000 upon the death of the second director of the group, to one or more charitable organizations as recommended by the individual directors. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this Program. The Board may, at any time, without the consent of any participating director, amend, suspend, or terminate this Program. Ten of the current directors have elected to participate in the Charitable Award Program.

REPORT OF PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Personnel and Compensation Committee of the Board of Directors ("Committee"), which is composed entirely of non-employee directors, is responsible for establishing and implementing the compensation policies for the Company. Based upon its evaluation of the performance of both the Company and the executive officers, the Committee determines and approves the annual salaries of these officers and recommends to the full Board for its approval the respective annual salaries of the Company's Chairman of the Board and Chief Executive Officer ("CEO") and its President and Chief Operating Officer, who also serves as a Company director. The Committee also determines and approves the amounts of annual and long-term incentive compensation payments to be made to executive officers as well as the awards which may be made to them under the Company's 1993 Equity Compensation Plan ("Equity Plan") and successor plans. In carrying out these responsibilities, the Committee is advised by outside consultants with respect to the competitiveness of the Company's executive compensation policies and programs and, as needed, meets with these consultants without any Company representative being present.

COMPENSATION PHILOSOPHY. Since the Company's founding in 1902 by James Cash Penney and as set forth in the Penney Idea adopted in 1913, the Company compensation philosophy has been based on the following: To reward the men and women in our organization through participation in what the business produces. Implementation of this philosophy is based on tying compensation directly to the achievement of the Company's annual and long-term performance goals.

  Through the consistent and fair application of this philosophy the Company believes it can attract and retain executives who are most able to contribute to the long-term success of the Company and the enhancement of stockholder value. This is accomplished through a compensation package consisting of: (1) base salary, (2) annual profit incentive compensation, and (3) long-term incentive compensation of both cash and stock. (See "Summary Compensation Table" on pages 14 and 15.) As an executive officer's Position Responsibility Level ("PRL") increases, a greater portion of his or her compensation is based upon Company performance, and this is reflected in the annual and long-term incentive components of such officer's compensation.

BASE SALARY AND INCENTIVE COMPENSATION PAYMENTS. Total annual cash compensation consists of base salary and annual awards under the Company's short and long-term incentive compensation plans. Base salary is set by the Committee from a range determined by the officer's PRL. At the executive officer level, the midpoint of such base salary range has typically been set 25-30% below median competitive base pay rates for comparable executives because emphasis is placed upon incentive compensation tied to Company performance as a means to provide competitive pay levels. In determining base salary, consideration is given to the following factors: job responsibilities and tasks; knowledge, skills, and experience required for successful job performance; and competitive positioning, both within and outside the Company. No specific weighting is given to any of these factors. In determining competitive position, consideration is given to the companies constituting the S&P 500 Retail Index for department stores as well as other major retailers in the United States and selected Fortune 200 companies. It is believed that these are the companies with which the Company competes for executive talent. In setting base salaries the Committee considers the competitiveness of the Company's cash compensation package as compared with the cash compensation packages of these selected companies. The Company targets its total cash compensation package for its executive officers, as a group, and its CEO at or near the 50th percentile of competitive pay for comparable executives when Company performance goals are "met" and at or near the 75th percentile when Company performance "exceeds" pre-established targets. The Committee reviews base salary levels at least annually and, based on the factors described above and a review of competitive data, approves salary increases for executive officers. The length of time between increases generally ranges from 12 to 14 months.

  Under the Company's 1989 Management Incentive Compensation Program ("Incentive Program"), annual profit incentive compensation can be earned and added to base salary. The amount of annual incentive compensation, which is a cash payment, is based on the number of profit incentive units credited to a particular PRL and the value assigned to each unit. The number of profit incentive units credited is a given percentage, based on PRL level, of base salary. The value of each unit is determined by the Committee. A unit value is determined for the total Company based on the Company's performance against two factors: total revenues as measured against the Company's goal for the year (weighted at approximately 30%), and primary earnings per share for the current year as measured against primary earnings per share for the preceding year (weighted at approximately 70%). Unit values are also determined for each of the Company's major operating divisions, based on performance against its sales and profit goals for the year (typically the sales and profit factors are given equal weight). For executive officers with broad Company responsibility, including Messrs. Howell, Oesterreicher, and Tygart, 1996 unit values were based 50% on total Company revenue and earnings per share ("EPS") results and 50% on a blended unit value called "Company Management". The Company Management unit value is based 30%, 30%, and 20%, respectively, on the sales and profit results of the Company's Region, Merchandising, and Catalog operating units, and 20% on total Company revenue and EPS results. For other executive officers with operating responsibilities, 50% of their annual incentive pay is tied to total Company performance, using the same factors described above, and 50% to the operating division which they direct.

  The cash payment of long-term incentive compensation is set by the Committee under the Company's 1984 Performance Unit Plan ("PUP"). Similar to the Incentive Program, the annual amount paid under the PUP is based on the number of performance units credited to a particular PRL and the value assigned to each unit. The number of performance units is calculated by multiplying the sum of base salary and profit incentive compensation opportunity valued at $1.00 per unit by a given percentage, based on PRL. The value of each performance unit is determined by the Committee and is based on the Company's return on equity ("ROE") measured over a three-year period and EPS, as determined by the Committee, measured over this same period and the five consecutive fiscal years immediately preceding this three-year period, as well as the Company's financial performance (i.e., ROE and EPS), relative to a selected group of retail competitors. The calculation is based upon a matrix award schedule having various performance unit value ranges at specified ROE/EPS performance combinations. While there is no specific weighting of these factors, ROE generally has a greater impact on the value than does EPS. The selected group of competitors includes those making up the S&P 500 Retail Index for department stores and other major retailers which, based upon size and target customer, have a reasonable basis for comparison to the Company. The Committee may, in its discretion, assign a performance unit value outside of the matrix award schedule if it determines that such unit value is warranted by the Company's ROE and EPS performance results for the measurement period. (See "Long-Term Incentive Plans--Awards in Last Fiscal Year" on page 18.)

  For fiscal 1996, the combined payments from these two incentive programs accounted for from 61% to 68% of the Named Executive Officers' total cash compensation, depending on the Company's sales and earnings performance and the executive's PRL.

EQUITY AWARDS. The stock or equity portion of the Company's compensation package is designed to align the interests of its executives with its stockholders. Generally, an executive's participation in the Equity Plan and the size of awards made are a function of the executive's PRL. The Committee does not consider the amounts and terms of prior grants of stock options when determining equity awards. To date, stock options, stock awards, and shareholder value awards have been granted under the Equity Plan.

  As of February 24, 1997, options covering approximately 1,300,000 shares of Common Stock under the Equity Plan (to approximately 1,700 management employees of the Company and its subsidiaries) were granted at an option price of $48.50 per share. Generally, shares acquired from this grant must be retained for a period of two years following the date of exercise of the underlying stock options. Also, all employees who receive annual option grants under the Equity Plan are subject to certain minimum Company stock ownership guidelines. (See "Associate Stock Ownership Guidelines" on page 19).

  The Company has never reduced the exercise prices of outstanding stock options under the present or any prior option plan.

1996 COMPENSATION. In 1996, the annual profit incentive compensation unit value for the measurement comprising total Company performance under the Incentive Program was $1.35 as compared to $1.23 in 1995 and $2.15 in 1994. As noted previously, no employee's 1996 incentive compensation was comprised solely of the total Company performance measurement. For executive officers with broad Company responsibility, 50% of the unit value is based upon the blended Company Management unit value. Accordingly, the 1996 Incentive Program unit values for Messrs. Howell, Oesterreicher, and Tygart was $1.35. For certain other officers, 50% of the unit value is based upon the sales and profit results of the particular operating division(s) for which they are responsible. Accordingly, the 1996 Incentive Program unit values for Messrs. Cody and Hutchens were $1.36 and $1.40, respectively.

  Correspondingly, the performance unit value under the PUP for the three-year measurement period ending in 1996 was $1.40 as compared to $1.85 in 1995 and $2.20 in 1994. Average return on equity was 16.0%, 18.2%, and 19.5%, for the measurement periods ending in 1996, 1995, and 1994, respectively. Average EPS percentage growth, as determined by the Committee, for each of these same three years was 8.8% (1996), 14.9% (1995), and 16.9% (1994). Due to its long-
term nature, the PUP awards are less sensitive to year-to-year changes in Company performance than are Incentive Program awards.

CEO COMPENSATION. As shown in the Summary Compensation Table, the CEO's base salary for 1996 was $458,008. For 1996, over 68% of the total cash compensation for the CEO position was comprised of annual and long-term cash incentive awards. (The comparable percentages for fiscal 1995 and 1994 were 66% and 69%, respectively.) This level of compensation was based on the same performance factors applicable to all executive officers, as discussed in the preceding paragraphs. No unique evaluation factors are utilized with respect to determining the CEO's compensation.

  As discussed above, the Company's executive compensation philosophy emphasizes incentive compensation tied to Company performance. In 1993,
Section 162(m) of the Internal Revenue Code was introduced, which, in certain circumstances, limits the deductibility of executive compensation. Final regulations under Section 162(m) were adopted in December 1995. The Committee believes that the Company's compensation programs provide the necessary incentives and flexibility to promote the Company's performance-based compensation philosophy while being consistent with Company culture and objectives. Accordingly, the Committee, while it continues to study the Company's compensation programs in light of Section 162(m), has determined not to amend the Company's existing plans at this time. The Company's ability to deduct executive compensation related to the 1993 Equity Compensation Plan was not impaired by Section 162(m). Also, the Company's proposed 1997 Equity Compensation Plan (discussed on pages 21 to 24), if approved at the Annual Meeting, will satisfy the requirements of Section 162(m) regarding stock option grants. In fiscal 1996, the limitations of Section 162(m) applied to compensation paid to three Company executives.

PERSONNEL AND COMPENSATION COMMITTEE

C. H. Chandler, Chair                  R. G. Turner
George Nigh                            J. D. Williams
J. C. Pfeiffer


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Personnel and Compensation Committee is composed entirely of persons who are neither employees nor former or current officers of the Company. C. H. Chandler, George Nigh, J. C. Pfeiffer, R. G. Turner, and J. D. Williams are the present members of the Committee. During fiscal 1996, V. E. Jordan, Jr. also served as a member of the Personnel and Compensation Committee. Mr. Jordan is a senior partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., which is one of a number of firms which have provided or will provide legal services to the Company and its subsidiaries.


                 FIVE-YEAR TOTAL STOCKHOLDER RETURN COMPARISON

The following is a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis with the S&P 500 Stock Index and the S&P 500 Retail Index for department stores. A list of these companies follows the graph below:


                           [LINE GRAPH APPEARS HERE]

         ------------------------------------------------------------
                            S&P DEPARTMENT STORES:
           JCPenney, Dillard, Federated, May, Mercantile, Nordstrom
         ------------------------------------------------------------

--------------------------------------------------------------------------------
                          1991     1992      1993      1994     1995     1996
--------------------------------------------------------------------------------
JCPenney                   100      135       202       166      194      207
--------------------------------------------------------------------------------
S&P 500                    100      109       122       123      167      212
--------------------------------------------------------------------------------
S&P 500 Dept. Stores       100      109       125       111      126      142
--------------------------------------------------------------------------------

The stockholder returns shown are neither determinative nor indicative of future performance.

                          SUMMARY COMPENSATION TABLE

                                                            Long Term Compensation
                                                            ------------------------
                                 Annual Compensation         Awards(1)    Payouts
                            ------------------------------  ----------- ------------
                                                            Securities
                                                 Other      Underlying
                                                 Annual      Options/      LTIP       All Other
Name and                    Salary    Bonus   Compensation     SARs      Payouts     Compensation
Principal Position     Year   ($)      ($)        ($)         (#)(2)      ($)(3)        ($)(4)
-------------------------------------------------------------------------------------------------
Howell, W. R.*         1996 735,160   943,192   284,282(5)    60,000        622,166    110,507
(Chairman of the       1995 735,160   859,034   232,463(5)    60,000      1,784,056    103,285
Board)                 1994 721,256 1,080,388       --        20,000        544,260     99,363

Oesterreicher, J. E.*  1996 458,008   587,613       --        60,000        387,612     56,100
(Chairman of the       1995 395,017   412,990       --        27,000        974,554     42,109
Board and Chief        1994 294,077   378,200       --        11,500        193,752     33,266
Executive Officer)

Tygart, W. B.          1996 390,423   421,813    42,831(6)    23,000        245,966     48,345
(President and         1995 367,010   361,137    48,727(6)    23,000        817,661     37,881
Chief Operating        1994 272,924   329,421       --         9,500        171,183     30,385
Officer)

Cody, J. T., Jr.       1996 304,598   309,548       --        19,000        171,641     35,396
(President of          1995 281,544   259,724       --        19,000        636,348     28,064
JCPenney Stores)       1994 208,075   237,669       --         8,000        124,085     22,410

Hutchens, T. D.        1996 291,603   306,183       --        19,000        164,318     33,886
(President of          1995 269,532   248,644       --        19,000        627,404     27,317
Merchandising          1994 206,121   233,699       --         8,000        122,896     22,253
Worldwide)
-------------------------------------------------------------------------------------------------

* Mr. Howell retired from the Board effective as of January 8, 1997, at which time Mr. Oesterreicher was elected Chairman of the Board. Mr. Howell retired from the Company on February 28, 1997.

(1) Each of the Named Executive Officers owns shares of restricted Common
    Stock granted and vested under the Motivational Stock Award Program ("MSAP"). Pursuant to the terms of the MSAP, ability to issue additional motivational stock awards ended on September 30, 1992. Dividends are paid on all shares from the date of grant. The restricted stock award shares with continuing retention periods and their aggregate value as of January 24, 1997, respectively, are as follows: Mr. Howell, 4,000 shares, $190,500; Mr. Oesterreicher, 6,458 shares, $307,562; Mr. Tygart, 6,250 shares, $297,656; Mr. Cody, 4,416 shares, $210,312; and Mr. Hutchens,
    4,666 shares, $222,218. Due to retention period requirements, future value realized on these shares of restricted stock may differ from the value on January 24, 1997. The retention period requirement on the shares held by Mr. Howell ended on February 28, 1997, the date on which he retired from the Company. The number of shares of restricted stock held on January 24, 1997 which were issued under the Shareholder Value Award ("SVA") Program with continuing retention periods and their value on January 24, 1997 are set forth in footnote (3) below.
(2) No SARs have been granted since 1987.
(3) This amount reflects long-term incentive plan payments made pursuant to the Company's Performance Unit Plan ("PUP"). For a description of PUP, see "Report of Personnel and Compensation Committee on Executive Compensation" on pages 10 to 13. For 1995 only, this amount includes both payments made under PUP and the value, as of January 26, 1996, of shares of restricted stock awarded under the SVA Program. These shares of restricted stock were earned on January 26, 1996 based upon Company performance as measured by the Company's cumulative Total Shareholder Return ("TSR") over a three-year measurement period relative to the TSR for the S&P 500 Retail Index for department stores and the S&P 500 Index. Dividends are paid on all shares from the date of award. The number of such shares of restricted stock with continuing retention periods currently held by the Named Executive Officers, and their aggregate value as of January 24, 1997, are, respectively, as follows: Mr. Howell, 13,252 shares, $631,127; Mr. Oesterreicher, 7,938 shares, $378,047; Mr. Tygart, 6,669 shares, $317,611; Mr. Cody, 5,536 shares, $263,652; and Mr. Hutchens, 5,533 shares,
    $263,509. Due to retention period requirements, future value realized on these stock award shares may differ from the value on the date they were earned. The retention period requirement on the shares held by Mr. Howell ended on February 28, 1997, the date on which he retired from the Company.
(4) Represents Company contributions or allocations on behalf of these executive officers under the LESOP and the Benefit Restoration Plan, which, for the last fiscal year, were, respectively, as follows: Mr.
    Howell, $6,860 and $103,647; Mr. Oesterreicher, $6,860 and $49,240; Mr.
    Tygart, $6,860 and $41,485; Mr. Cody, $6,860 and $28,536; and Mr.
    Hutchens, $6,860 and $27,026. The allocations presently made under the Benefit Restoration Plan were, prior to 1995, made under the Supplemental Retirement Program for Management Profit-Sharing Associates. For a description of the Benefit Restoration Plan and the Supplemental Retirement Program, see "Retirement Income" on pages 20 and 21.
(5) This amount includes (i) income imputed to Mr. Howell for use of a Company airplane of $80,344 for 1996 and $76,836 for 1995, and (ii) tax benefit rights paid on exercise of certain stock options in both 1996 and 1995. No tax benefit rights have been granted on options since 1987, and cannot be granted under the Equity Plan or the proposed J. C. Penney Company, Inc. 1997 Equity Compensation Plan ("1997 Equity Plan").
(6) Tax benefit rights paid on exercise of certain stock options. No tax benefit rights have been granted on options since 1987, and cannot be granted under the Equity Plan or the proposed 1997 Equity Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 1996. The values assigned to each reported option are shown using arbitrarily assumed annualized rates of stock appreciation of 5% and 10% over the full 10-year term of the options, which would result in a stock price of $77.68 and $123.69, respectively. In assessing these values it should be kept in mind that regardless of the theoretical value that is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date, and as a result of the efforts of such executives to contribute to the creation of sustainable stockholder wealth.

                          Individual Grants
-----------------------------------------------------------------------
                           Number of                                    Potential Realizable
                           Securities   % of Total                            Value at
                           Underlying  Options/SARs Exercise               Assumed Annual
                          Options/SARs  Granted to  or Base                Rates of Stock
                            Granted    Employees in  Price   Expiration  Price Appreciation
Name                         (#)(1)    Fiscal Year   ($/Sh)     Date     for Option Term(2)
---------------------------------------------------------------------------------------------
                                                                            5%        10%
Howell, W. R.*
(Chairman of the Board)      60,000        4.8       47.69    2/25/06   $1,799,550 $4,560,150

Oesterreicher, J. E.*
(Chairman of the Board
and Chief Executive
Officer)                     60,000        4.8       47.69    2/25/06   $1,799,550 $4,560,150

Tygart, W. B.
(President and Chief
Operating Officer)           23,000        1.8       47.69    2/25/06   $  689,828 $1,748,058

Cody, J. T., Jr.
(President of JCPenney
Stores)                      19,000        1.5       47.69    2/25/06   $  569,858 $1,444,048

Hutchens, T. D.
(President of
Merchandising Worldwide)     19,000        1.5       47.69    2/25/06   $  569,858 $1,444,048
---------------------------------------------------------------------------------------------

* Mr. Howell retired from the Board effective as of January 8, 1997, at which time Mr. Oesterreicher was elected Chairman of the Board. Mr. Howell retired from the Company on February 28, 1997.

(1) No SARs were granted in the last fiscal year.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

The following table shows stock option exercises by Named Executive Officers during fiscal 1996, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options at fiscal year-end. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal 1996 year-end price of the Company's Common Stock.

                                                            Number of
                                                           Securities        Value of
                                                           Underlying      Unexercised
                                                           Unexercised     In-the-Money
                                                         Options/SARs at Options/SARs at
                                                            FY-End(#)       FY-End($)

                          Shares Acquired     Value       Exercisable/     Exercisable/
Name                        on Exercise   Realized($)(1)  Unexercisable  Unexercisable(2)
-----------------------------------------------------------------------------------------
Howell, W. R.*                60,187        1,553,642        134,170(E)     1,516,258
(Chairman of the Board)                                       60,000(U)           -0-

Oesterreicher, J. E.*          3,768           91,799        119,232(E)     1,601,781
(Chairman of the Board                                        60,000(U)           -0-
and Chief Executive
Officer)

Tygart, W. B.                  3,992          122,375        118,726(E)     1,755,976
(President and Chief                                          23,000(U)           -0-
Operating Officer)

Cody, J. T., Jr.              11,414          329,607         72,522(E)       886,201
(President of JCPenney                                        19,000(U)           -0-
Stores)

Hutchens, T. D.                2,028           51,552         82,678(E)     1,105,143
(President of                                                 19,000(U)           -0-
Merchandising Worldwide)
-----------------------------------------------------------------------------------------

* Mr. Howell retired from the Board effective as of January 8, 1997, at which time Mr. Oesterreicher was elected Chairman of the Board. Mr. Howell retired from the Company on February 28, 1997.

(1) Since most shares reported here continue to be held by participants, and considering certain shares have holding period requirements, the future value realized on such shares upon actual disposition may differ from the value reported here on the exercise date.

(2) Value is based on the closing price on the last trading day of the fiscal year, which, as of January 24, 1997, was $47.625.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

The following table represents 1996 payouts under the 1984 Performance Unit Plan ("PUP"). The per cent of the PUP award earned is based on the Company's performance against the following indices: (1) average return on equity; (2) average annual per cent increase in earnings per share, as determined by the Committee; and (3) the performance of a selected group of competitors. The value of each performance unit, as determined by the Committee, times the number of performance units yields the annual payout under PUP. (See "Report of Personnel and Compensation Committee on Executive Compensation--Base Salary and Incentive Compensation Payments", which begins on page 10.)

  Average ROE and EPS performance will yield the per cent of PUP awards earned, which can range from 0 to 230%. The range of per cent of awards earned increases with improved average ROE and EPS performance. The average ROE and EPS performance in 1994-96 are 16.0% and 8.8%, respectively, resulting in an award range of $1.20 to $1.60 per unit. The Committee may, in its discretion, grant PUP awards outside of this range if it determines that such grant is warranted by the Company's ROE and EPS performance results for the measurement period.

                                                                    Estimated Future Payouts
                                                     Performance or  Under Non-Stock Price-
                                        Number of     Other Period       Based Plans (2)
                                         Shares,         Until      -------------------------
                                      Units or Other Maturation or  Threshold Target  Maximum
  Name                                Rights (#)(1)      Payout        ($)      ($)     ($)
---------------------------------------------------------------------------------------------
Howell, W. R.*                           444,404       1994-1996     533,285  622,166 711,047
(Chairman of the Board)

Oesterreicher, J. E.*                    276,866       1994-1996     332,239  387,612 442,985
(Chairman of the Board and Chief
Executive Officer)

Tygart, W. B.                            175,690       1994-1996     210,828  245,966 281,105
(President and Chief Operating
Officer)

Cody, J. T., Jr.                         122,601       1994-1996     147,121  171,641 196,161
(President of JCPenney Stores)

Hutchens, T. D.                          117,370       1994-1996     140,844  164,318 187,792
(President of Merchandising
Worldwide)
---------------------------------------------------------------------------------------------

* Mr. Howell retired from the Board effective as of January 8, 1997, at which time Mr. Oesterreicher was elected Chairman of the Board. Mr. Howell retired from the Company on February 28, 1997.

(1) This number represents the number of PUP performance units granted in fiscal 1996 and is a function of base salary plus profit incentive compensation valued at one dollar per unit and the individual's PRL.

(2) The amounts shown represent fiscal 1996 award payout ranges for PUP.

MAKING PROFIT GROW PROGRAM. Effective March 12, 1997, the Personnel and Compensation Committee of the Board of Directors ("Committee") approved the JCPenney Making Profit Grow Program as an additional equity incentive element of the Equity Plan and the proposed J. C. Penney Company, Inc. 1997 Equity Compensation Plan ("1997 Equity Plan"), if the 1997 Equity Plan is approved by stockholders. This Program is intended to closely align management performance with stockholder interests by rewarding performance which exceeds the Company's 1997 and 1998 profit plans as approved by the Board of Directors.

  Participants receive Making Profit Grow awards ("MPGs") which will be paid in restricted stock, if and when they vest, based on results against the Company's planned income from operations for 1997 and 1998. Vesting of a participant's MPGs is based upon two factors: (i) the participant's business segment must achieve at least 102% of its plan for income from operations, and
(ii) the Company as a whole must achieve at least 102% of its plan for income from operations. Each MPG award is equivalent to one share of Common Stock for valuation purposes, and, if they vest, will be paid in shares of Common Stock having a two year retention period. Results for 1997 and 1998 will be calculated separately; consequently, an award may vest in one or both years. If MPGs vest for both years, bonus MPG awards will be paid. No MPGs were awarded in 1996.

JCPENNEY DRUG STORE PARTNER INCENTIVE AWARD PROGRAM. Effective March 12, 1997, the Committee also approved the JCPenney Drug Store Partner Incentive Award Program to motivate and reward key Eckerd Corporation ("Eckerd") associates for the achievement of aggressive profit plans for 1997-1999. Participants receive Partner Incentive Awards ("PIAs"), which will be paid in restricted stock, if and when they vest. PIAs will be granted, if at all, annually based on Eckerd's operating income results for each of the three years in the measurement period compared to planned operating income for the period. The number of PIAs which vest, if any, will be adjusted based upon the cumulative sales and operating income results against plan. Each PIA award is equivalent to one share of Common Stock for valuation purposes, and, if they vest, will be paid in shares of Common Stock having a two year retention period. No PIAs were awarded in 1996.

ASSOCIATE STOCK OWNERSHIP GUIDELINES. The Company has in place a Stock Ownership Guidelines Program for certain of its management employees and store managers. The Guidelines were enacted to further encourage and support a "stakeholder" mentality among these employees in order to align their interests with other Company stockholders. Pursuant to the Guidelines, all participants in the Company's Equity Plan, including store managers, are required to own a minimum amount of Common Stock based upon a multiple (the "Ownership Multiple") of their annual base salary. Under the Guidelines, the Ownership Multiples range from seven times base salary for the CEO to one-half times base salary for non-officers and store managers. The compliance period for these Guidelines is five years from the implementation of the Guidelines, or election as officer or change in status, if later.

DEFERRED COMPENSATION PLAN. Participant contributions to qualified savings plans were limited in 1996 by a $150,000 compensation limit and are limited in 1997 by a $160,000 compensation limit imposed by the Internal Revenue Service. The Board of Directors of the Company approved the J. C. Penney Company, Inc. 1995 Deferred Compensation Plan as a vehicle for associates earning more than the compensation limit to defer a portion of their base salary and incentive compensation payments exceeding the compensation limit as a means of saving for retirement. Participants in the Deferred Compensation Plan elect to defer a percentage of their compensation each year. Deferred amounts are generally payable upon a participant's retirement, death, or other separation from the Company.

RETIREMENT INCOME. The following table shows various estimated maximum aggregate annual retirement incomes payable to management employees who receive profit incentive compensation and retire at age 60 (the age at which most management personnel currently voluntarily retire).

                       ESTIMATED RETIREMENT INCOME TABLE

                                      Years of Service
                 -----------------------------------------------------------
Average
Final
Compensation        15       20       25        30         35         40
----------------------------------------------------------------------------
$  250,000       $ 87,500 $100,000 $112,500 $  125,000 $  131,250 $  137,500
   500,000        175,000  200,000  225,000    250,000    262,500    275,000
   750,000        262,500  300,000  337,500    375,000    393,750    412,500
 1,000,000        350,000  400,000  450,000    500,000    525,000    550,000
 1,250,000        437,500  500,000  562,500    625,000    656,250    687,500
 1,500,000        525,000  600,000  675,000    750,000    787,500    825,000
 1,750,000        612,500  700,000  787,500    875,000    918,750    962,500
 2,000,000        700,000  800,000  900,000  1,000,000  1,050,000  1,100,000
Each additional
$   50,000         17,500   20,000   22,500     25,000     26,250     27,500
----------------------------------------------------------------------------

  Average Final Compensation for pension formula purposes includes "Salary", "Bonus", and PUP payments included in "LTIP Payouts" as reported under these columns of the Summary Compensation Table on page 14.

  The present annual pension benefit payable after normal retirement (age 65 or later) to participants in the Company's Pension Plan ("Pension Plan") with service after December 31, 1988, generally is equal to the sum of .75% times the "average final compensation" up to the "Average Social Security Wage Base" plus 1.25% times the "average final compensation" in excess of the "Average Social Security Wage Base" multiplied by the number of years of "credited service". "Average final compensation" is the average of the highest five consecutive full calendar years of compensation out of the employee's last ten years in the Plan. "Average Social Security Wage Base" is the average of the 35 consecutive years of wages subject to the Social Security Tax, ending with the year an employee qualifies for unreduced Social Security retirement benefits. The Pension Plan contains provisions for early retirement and optional forms of benefit payments.

  A Supplemental Retirement Program for Management Profit-Sharing Associates ("Supplemental Retirement Program") provides certain supplemental retirement benefits, including Social Security substitute payments until age 62, to certain management employees, including executive officers, who voluntarily retire prior to age 65 in accordance with the Supplemental Retirement Program and whose aggregate retirement and estimated Social Security benefits would otherwise be below specified minimum retirement income levels. Participation in the Supplemental Retirement Program was frozen effective December 31, 1995, and no additional associates are eligible for participation after that date.

  The Internal Revenue Code ("Code") imposes certain limitations on the maximum benefits that may be earned under "qualified" retirement plans, such as the Pension Plan and the LESOP. In 1995 the Company adopted the J. C. Penney Company, Inc. Benefit Restoration Plan ("Benefit Restoration Plan"), which provides to impacted management associates certain benefits which, under the Code, cannot be earned under the Pension Plan and LESOP. Prior to August 1, 1995, the benefits provided under the Benefit Restoration Plan were provided under the Supplemental Retirement Program.

  Estimated annual retirement incomes reflected in the table are assumed for this purpose to comprise the total of (i) the benefit under the Pension Plan,
(ii) the value at retirement of the aggregate of Company contributions made to the Company's LESOP and predecessor plans, and earnings thereon, (iii) the benefit under the Benefit Restoration Plan, and (iv) the benefit under the Supplemental Retirement Program, assuming the payment of all such benefits in the form of a straight life annuity. With the exception of Mr. Howell who, upon his retirement as a full-time employee on February 28, 1997, became entitled to an annual retirement income of $1,267,089, the individuals named in the table on page 14 currently have, respectively, the following years of "credited service" and approximate assumed "average final compensation" recognized for calculation of benefits under the Benefit Restoration Plan and the Supplemental Retirement Program: Mr. Oesterreicher, 32 years, $1,149,179; Mr. Tygart, 36 years, $951,297; Mr. Cody, 33 years, $699,053; and Mr. Hutchens, 35 years, $678,469.

APPROVAL OF AUDITORS (PROPOSAL 2)

KPMG Peat Marwick LLP, independent certified public accountants, and members of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants' Division of Certified Public Accounting firms, have been auditors of the Company's consolidated financial statements since 1916. Their employment for the purpose of auditing the Company's financial statements for the fiscal year ending January 31, 1998, has been authorized by the Board, upon the recommendation of the Audit Committee. Stockholder approval of such employment is requested.

  It is anticipated that a representative of KPMG Peat Marwick LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.

  The total amount paid to KPMG Peat Marwick LLP for all services related to the fiscal 1996 audit of the Company's consolidated financial statements was approximately $2,800,000 (including $300,000 related to the audit of the financial statements of Eckerd for fiscal 1996).

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

APPROVAL OF PROPOSED 1997 EQUITY COMPENSATION PLAN (PROPOSAL 3)

The Board of Directors has adopted, subject to stockholder approval, the J. C. Penney Company, Inc. 1997 Equity Compensation Plan, effective May 16, 1997 ("1997 Equity Plan" or "Plan"). The following discussion briefly describes the material features of the 1997 Equity Plan. The full text of the Plan is set forth as Exhibit A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE 1997 EQUITY PLAN.

PRINCIPAL FEATURES OF THE 1997 EQUITY PLAN.

The 1997 Equity Plan provides for grants of stock options and stock awards to "Associate Participants" and "Non-Associate Director Participants".

ASSOCIATE PARTICIPANTS

GENERAL. The purpose of the 1997 Equity Plan is to motivate employees to perform on the Company's behalf by aligning their interests with stockholders, and to assist the Company in attracting and retaining high quality employees. The Board of Directors has initially reserved an aggregate of 14,000,000 authorized but unissued shares of Common Stock, subject to increase under certain limited circumstances, for issuance upon the exercise of options and for payment of stock awards, including in all cases dividend equivalent rights, over the term of the Plan. In no event, however, will the number of shares of Common Stock underlying the awards outstanding under the Plan and awards outstanding under predecessor plans, excluding the number of shares repurchased by the Company in the open market or otherwise subsequent to May 16, 1997 with an aggregate price no greater than the cash proceeds received and tax deductions realized from any stock option exercises, exceed 9.9% of the total shares of Common Stock of the Company then outstanding. No discount options, stock appreciation rights, or tax benefit rights may be issued under the Plan. Associate Participants in the 1997 Equity Plan are generally to be selected management employees of the Company and its subsidiaries and affiliates ("Participants") as determined by the committee ("Plan Committee") administering the 1997 Equity Plan, consisting of not less than three disinterested directors appointed by the Board of Directors. Initially, the Personnel and Compensation Committee of the Board of Directors has been designated as the Plan Committee and it is anticipated that approximately 2,000 employees will be eligible to participate.

STOCK OPTIONS. Option grants will generally be made in amounts based on a Participant's "position responsibility level", or, in the case of a store manager, upon his or her store's sales volume. The number of shares covered by each option grant is generally determined pursuant to a schedule adopted by the Plan Committee. The Plan Committee has the discretion to alter this schedule at any time. A Participant may receive one or more option grants and may receive non-qualified stock options ("NSOs") and incentive stock options ("ISOs"), as determined by the Plan Committee.

PRICE. The option price under each option may not be less than 100% of the fair market value of the shares of Common Stock covered by the grant on such date. The closing price of Common Stock on March 17, 1997, as reported on the New York Stock Exchange Composite Tape, was $50.50 per share.

  The option price upon the exercise of an option may be paid in any one or more of the following ways: (a) in cash; (b) in shares of Common Stock; (c) in services rendered; or (d) in any combination of (a), (b), or (c), as the Plan Committee may determine, including a technique often referred to as "pyramiding" where the Participants may apply shares received upon the exercise of a stock option to satisfy the option price for additional portions of the same or another option grant.

STOCK AWARDS. The Plan Committee may award shares of Common Stock, as additional compensation, to such Participants and on such bases as it may determine. The Plan Committee may determine the types of awards made, the numbers of shares, and any other terms, conditions, or restrictions relating to the awards as it may deem appropriate. No more than 30% of the shares reserved for issuance under the Plan may be issued as stock awards.

TERMS OF OPTIONS AND STOCK AWARDS. An option granted under the 1997 Equity Plan will become exercisable upon such terms and at such times as the Plan Committee may determine. Options may generally be exercised only during continuance of a Participant's employment. In the event of employment termination through death, disability, retirement, or other circumstances deemed appropriate by the Plan Committee, the Plan authorizes post-termination exercise periods, but not beyond the options' original expiration date. In no event may an option be exercised by or on behalf of a Participant (i) in the case of an ISO, more than 10 years after its date of grant, and (ii) in the case of a NSO, during such period of time as determined by the Plan Committee.

TRANSFERABILITY. Options or unearned stock awards are not assignable or transferable except by will or the laws of descent or distribution, or by such other means as the Plan Committee, in its discretion, may approve.

DEFERRAL. The Plan Committee, in its discretion, may authorize deferral of all or part of any cash or stock payment under the 1997 Equity Plan. The Plan Committee may determine the period of deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout.

TERM OF PLAN. The 1997 Equity Plan will terminate on May 31, 2007. After such date, no awards may be made under the Plan.

CHANGE OF CONTROL. Upon a Change of Control, as defined in the 1997 Equity Plan, each Participant will have the right to exercise any or all stock options held by him or her, and all stock awards will immediately vest and be deemed to be earned, on such terms as the Plan Committee may determine.

FEDERAL INCOME TAX AND ACCOUNTING CONSEQUENCES. The grant of an option or the award of restricted stock does not create taxable income for a Participant.

  The following are generally taxable to Participants as ordinary income: (a) the excess of the fair market value of Common Stock acquired over the option price upon the exercise of an NSO; (b) the fair market value of any stock award received upon the lapse of certain of the restrictions thereon; and (c) any dividend equivalent received. The tax basis for stock acquired is its fair market value on (i) the exercise date, for NSOs, or (ii) for stock awards, the date certain restrictions on the award lapse. The tax basis for stock acquired upon the exercise of an ISO is generally equal to the exercise price of the option.

  If no disposition of the shares acquired upon an ISO exercise will have been made within two years from the date of grant and within one year after transfer of such shares to such Participant, then, on such disposition, the excess of the amount realized over the option price, or the excess of the option price over the amount so realized, will be reportable by the Participant as long-term capital gain or a long-term capital loss, as the case may be. If a disposition of the shares acquired upon an ISO exercise occurs within two years from the date of grant or within one year after the transfer of such shares to such Participant, then on such disposition, (i) the excess of the fair market value of Common Stock on the date of exercise (or the fair market value of Common Stock on the date of disposition, if less) over the option price will be taxable to such Participant as ordinary income; and (ii) any amount realized in excess of the fair market value of Common Stock on the date of exercise or any loss sustained will be reportable as long-term or short-term capital gain or loss, as the case may be.

  If an amount is taxable to a Participant as ordinary income, the Company is generally entitled to a corresponding tax deduction for the same amount. A deduction for tax purposes may differ from compensation expense recorded for financial statement purposes.

  For financial statement purposes, the grant of an option at 100% of fair market value does not give rise to any compensation expense. Stock awards, or restricted stock awards, granted to Participants will result in compensation expense, based on the fair market value, at the date of grant or over a vesting period, as the case may be.

NON-ASSOCIATE DIRECTOR PARTICIPANTS

GENERAL. The purpose of the Non-Associate Directors' portion of the 1997 Equity Plan is to assist the Company in attracting and retaining capable directors and to motivate them by aligning their proprietary interests with stockholders. Each director who is presently not an active employee of the Company ("Non-Associate Director Participant") will automatically be awarded an annual grant of equity securities in an amount which the Board of Directors determines, based upon the advice of outside consultants, to be competitive by industry standards, and pursuant to such terms, conditions, and restrictions as determined by the Board of Directors. An initial grant in the same amount as the then current annual grant will also automatically be granted to each new Non-Associate Director Participant upon his or her first being elected as a director.

NON-TRANSFERABILITY. A Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an award prior to the time his or her service as a director expires or is terminated.

FEDERAL INCOME TAX AND ACCOUNTING CONSEQUENCES. Generally, the fair market value of any stock award received upon the lapse of certain restrictions thereon, and any dividend received on a restricted stock award will be taxable to Non-Associate Director Participants as ordinary income. The Company is generally entitled to a corresponding tax deduction for the same amount.

MISCELLANEOUS.

The provisions of the 1997 Equity Plan may be terminated or amended in certain respects, as provided therein, by the Board of Directors of the Company.

STOCKHOLDER RESOLUTIONS

The Company has been informed that Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, a recordholder of 100 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

STOCKHOLDER RESOLUTION NUMBER ONE (PROPOSAL 4)

RESOLUTION AND REASONS STATED BY SUBMITTING STOCKHOLDER

RESOLVED: "That the shareholders of J. C. Penney recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

REASONS: "Until recently, directors of J. C. Penney were elected annually by all shareholders."

"The great majority of New York Stock Exchange listed corporations elect all their directors each year."

"This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

"Last year the owners of 74,109,580 shares, representing approximately 36.6% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

Prior to the 1985 Annual Meeting of Stockholders, directors were elected annually for a one-year term. At the 1985 meeting, stockholders by a substantial majority approved amendments to the Company's Restated Certificate of Incorporation, as amended, and to its Bylaws providing, among other things, that the Board be divided into three classes of directors serving staggered three-year terms with each class being as nearly equal in number as possible ("Classified Board Amendments").

  In the proxy statement for that meeting, which contained a detailed discussion of the reasons for the Board's recommendation, the Board stated that the overall purpose of the Classified Board Amendments was to assure continuity and stability in the Company's operations. With a classified Board, it is more likely that a majority of the directors at any time will have had prior experience as directors of the Company, thereby facilitating continuity and planning for the Company's business. The directors do not believe that the classified status of the Board results in the directors being less accountable to stockholders or results in the self-perpetuation of the Board. For these reasons, the Board believes that a classified Board protects the interests of stockholders.

  The Board continues to hold the view that the reasons set forth in the 1985 proxy statement are valid and that the election of directors by classes should be maintained.

  It should be noted that adoption of this proposal would not in itself "reinstate" the annual election of directors but would simply amount to a request that the Board consider taking the "necessary steps" to accomplish such reinstatement. If the Board were to consider such a request desirable, it would then have to present a formal amendment repealing the classified Board provision to the Company's stockholders for their approval at a meeting of stockholders.

  A stockholder proposal virtually identical to this proposal was defeated by the votes of Company stockholders at the 1996, 1995, 1994, 1993, 1992, 1991, 1990, 1989, and 1988 Annual Meetings of Stockholders.

ACCORDINGLY, THE BOARD CONTINUES TO RECOMMEND A VOTE AGAINST THIS PROPOSAL.

The Company has also been informed that the Union of Needletrades, Industrial and Textile Employees, AFL-CIO, CLC, 2100 L Street, N.W., Suite 210, Washington, D.C. 20037, a recordholder of 50 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

STOCKHOLDER RESOLUTION NUMBER TWO (PROPOSAL 5)

RESOLUTION AND REASONS STATED BY SUBMITTING STOCKHOLDER

Resolved: The shareholders of J. C. Penney Company, Inc. ("Company") hereby request the Board of Directors to redeem the Preferred Stock Purchase Rights issued February 14, 1990, unless said issuance is approved by the affirmative vote of a majority of outstanding shares at a meeting of shareholders as soon as practical.

  This resolution received approximately 41% of votes cast last year.

  In February of 1990, the Company's Board of Directors authorized the distribution of preferred stock purchase rights ("right" or "rights"). These rights are a type of corporate anti-takeover device commonly known as a poison pill.

  Under its terms, one right was declared for each common share outstanding. Each right entitles shareholders to purchase, under certain conditions, one two-hundredth of a share of the Company's Series A Preferred Stock at a purchase price of $280. The rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the common shares or has commenced or intends to commence a tender offer upon consummation of which such person or group would own 30% or more of the common shares. The Company may redeem the rights for $.01 per right subject to adjustment.

  We believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe that the future possibility of a takeover justifies the unilateral implementation of such a poison pill-type device.

  Rights plans like ours have become increasingly unpopular in recent years. In 1996, a majority of shareholders at Rite Aid, Wellman, Supervalu and Fleming Companies, among others, voted in favor of proposals asking management to repeal or redeem poison pills.

  The effects of poison pill rights plans on the trading value of companies' stock have been the subject of extensive research. A 1986 study by the Office of the Chief Economist of the U. S. Securities and Exchange Commission on the economics of the rights plans states that "The stock-returns evidence suggest that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management." Another, more recent, study by Professor Michael Ryngaert singled out rights plans such as the one authorized by our Company for their negative effect on shareholder value. A 1992 study by Professor John Pound of Harvard University's Corporate Research Project and Lilli A. Gordon of the Gordon Group found a correlation between high corporate performance and the absence of poison pills.

  In light at what can best be described as the debatable economic benefit of our preferred share rights and the undeniably undemocratic way in which they were assigned to shareholders, we believe these rights should be either redeemed or voted on.

  WE URGE SHAREHOLDERS TO VOTE FOR THIS RESOLUTION.
                               ---

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

In February 1990, the Board of Directors unanimously adopted a Rights Agreement ("Rights Plan") which provided for a dividend distribution of one Preferred Stock Purchase Right (collectively, "Rights") for each outstanding share of the Company's Common Stock. This action was taken in connection with the Company's redemption of the rights issued pursuant to its original rights plan adopted by the Board in 1986 (together, the "Plans"). Based on the Board's collective business experience and knowledge of the Company, it determined that the adoption of the Plans was in accord with the Board's responsibility under Delaware law to manage and direct the management of the Company's business and affairs for the benefit of the Company's stockholders. It should be noted that the Company has had an independent outside Board of Directors for over 17 years. In adopting the Rights Plan, the directors received the advice of legal counsel as to their fiduciary obligations to stockholders. The Rights Plan was not adopted nor will it be used for entrenchment purposes. The Board does not believe that the Rights Plan will deter an acquisition offer that adequately reflects the underlying value of the Company and that is fair to all stockholders, nor will it deter the initiation of a proxy contest.

  Contrary to the proponent's assertion, the Board of Directors believes that the Rights Plan is an appropriate tool to maximize the value of the Company's stock in the context of a potential takeover of the Company. The Rights Plan encourages potential acquirors to negotiate directly with the Board, which is in the best position to negotiate on behalf of all stockholders, to evaluate the adequacy of any potential offer, and to protect stockholders against potential abuses during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulation programs, which unfairly discriminate among stockholders. The Rights Plan is designed to provide the Board with adequate time and flexibility to negotiate on behalf of all the Company's stockholders and enhances the Board's ability to negotiate the highest possible offer from a potential acquiror, develop alternatives which may better maximize stockholder values, preserve the long-term value of the Company for the stockholders, and ensure that all stockholders are treated fairly. Again, the Rights Plan would not prevent a takeover on terms determined by the Board of Directors to be fair and equitable to all stockholders, nor is it intended as a deterrent to a stockholder's initiation of a proxy contest.

  Indeed, at such time as the Board of Directors determines that an offer adequately reflects the value of the Company and is in the best interests of all stockholders, it may redeem the Rights. Merger and acquisition activity over the last ten years shows that rights plans neither prevent unsolicited offers from occurring, nor prevent companies from being acquired at prices that are fair and adequate to stockholders. Therefore, rather than deterring good-faith negotiations between a potential acquiror and the Board, the Rights Plan encourages a would-be acquiror to meet and negotiate in good faith with the target's board of directors. It thereby enhances the Board's ability to obtain a better price for all stockholders in the event the Company is to be acquired.

  The proponent states that rights plans have become increasingly unpopular. However, more companies adopted such plans in 1995 than in any year since 1990. The proponent further references three studies regarding the effect of rights plans on the trading value of the adopting companies' stock. However, studies in March and October of 1988 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that companies adopting rights plans do not lessen the value of their stock, and, more importantly, that companies with rights plans received higher takeover premiums than those companies without rights plans. The March 1988 Georgeson study concluded that companies with rights plans received takeover premiums averaging 69% higher than those received by companies not protected by such plans. Similarly, a March 1993 study by Robert Comment and G. William Schwert of the Bradley Policy Research Center, University of Rochester determined that rights plans do not deter takeovers, but do increase the takeover premium. This was reconfirmed by a subsequent study by Comment and Schwert in 1995. A February 1996 study by Johan Molin of The Economic Research Institute, Stockholm School of Economics, also concludes that rights plans are in the interest of the stockholders of the adopting company.

  At the 1996, 1995, 1994, 1993, and 1992 Annual Meetings of Stockholders stockholder proposals virtually identical to this proposal were defeated by the Company's stockholders. Also, substantially similar proposals relating to the original 1986 rights plan were defeated at the 1987 and 1988 Annual Meetings of Stockholders.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS BY STOCKHOLDERS

Under the rules of the Securities and Exchange Commission, the date by which proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 12, 1997.

  Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Secretary of the Company containing the name and address of the stockholder, and a representation that the stockholder is a holder of record and intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to serve. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

  The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

  Stockholders were advised by a notice to stockholders dated February 1, 1997 that any nomination for director and notice of any such business to be properly brought before the 1997 Annual

Meeting had to be made by stockholders no later than February 15, 1997. It is currently expected that the 1998 Annual Meeting of Stockholders will be held on or about May 15, 1998, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by December 12, 1997) must be given by stockholders by February 14, 1998. The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company's Bylaws are available from the Secretary of the Company.

CONFIDENTIAL VOTING

The Company, considering it to be in the best interest of stockholders, has a policy to the effect that all proxy (voting instruction) cards, ballots, and vote tabulations which identify the particular vote of a stockholder are to be kept secret from the Company, its directors, officers, and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives and tabulates the proxies. The final tabulation is inspected by inspectors of election who are independent of the Company, its directors, officers, and employees. The identity and vote of any stockholder shall not be disclosed to the Company, its directors, officers, or employees, nor to any third party except (i) to allow the independent election inspectors to certify the results of the vote to the Company, its directors, officers, and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the Securities and Exchange Commission; or (iv) in the event a stockholder has made a written comment on such material.

OTHER MATTERS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be properly presented. However, if any other matter calling for a vote of stockholders is properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.



                                          /s/ C. R. Lotter

                                          C. R. Lotter, Secretary

                                                                      EXHIBIT A


                          J. C. PENNEY COMPANY, INC.
                         1997 EQUITY COMPENSATION PLAN

                                 INTRODUCTION

  1. PURPOSES OF PLAN. The general purposes of this 1997 Equity Compensation Plan ("Plan") are to provide associates and non-associate directors of J. C. Penney Company, Inc. ("Company"), its subsidiaries, and affiliates an opportunity to increase their proprietary interests as stockholders, in order to motivate them to continue and increase their efforts on the Company's behalf to sustain its progress, growth, and profitability, and to assist the Company in continuing to attract and retain associates and non-associate directors capable of assuring the Company's future success.

  2. SHARES SUBJECT TO PLAN. The maximum number of shares of the Company's Common Stock of 50c par value ("Common Stock") upon which options to purchase shares of Common Stock ("Stock Options") or awards of Common Stock or share units ("Stock Awards") (together, "Awards") may be issued under the Plan is 14,000,000 shares, which includes up to 6,200,000 shares which on May 16, 1997 are reserved but not then subject to awards under the Company's 1993 Equity Compensation Plan, plus, upon authorization of the Board of Directors, (i) the number of shares repurchased by the Company in the open market and otherwise with an aggregate price no greater than the cash proceeds received, and related tax deductions realized, by the Company subsequent to May 16, 1997 from the exercise of Stock Options granted under the Plan and stock options granted under predecessor plans, and (ii) the number of shares of Common Stock which may be newly issued from time to time by the Company subsequent to May 16, 1997 (other than shares of Common Stock issued upon the exercise of Stock Options granted under the Plan and stock options granted under predecessor plans); provided that no Award may be issued which would result in the total number of shares of Common Stock underlying the Awards outstanding under the Plan and awards outstanding under predecessor plans, excluding the number of shares of Common Stock repurchased by the Company pursuant to clause (i) above, to be more than 9.9% of the total number of shares of Common Stock of the Company outstanding at the time of the Award. In no event may more than 30% of the shares reserved for issuance under the Plan be issued as Stock Awards over the term of the Plan. Notwithstanding anything contained herein to the contrary, the number of Awards, singly or in combination, granted to any associate in any one fiscal year shall not in the aggregate exceed 250,000.

  Common Stock issuable under the Plan may be, in whole or in part, as determined by the Company's Board of Directors ("Board of Directors" or "Board"), authorized but unissued shares, reacquired or treasury shares, or shares available from prior plans. Upon the settlement of an option exercise under the Plan using the "stock-swap" or similar payment method, the number of shares of Common Stock tendered as a result of the exercise will again be available for use under the Plan. If any Stock Option granted under the Plan expires or terminates for any reason without having been exercised in full, or if any Stock Award is not earned in full, the unpurchased or unearned shares will also again be available for use under the Plan. "Common Stock" includes any security issued in substitution, exchange, or in lieu thereof. Except for Awards made pursuant to Section 12 of this Plan, any Awards under the Plan may be granted independent of, or in tandem with, each other or with other awards granted outside of the Plan.

  3. ELIGIBILITY AND BASES OF PARTICIPATION. Awards under the Plan (i) may be made to such associates, including officers and associate directors of the Company and its subsidiaries and affiliates, as the Committee (as hereinafter defined) may determine ("Associate Participants") and (ii) will be made, pursuant to Section 12, to individuals who serve as non-associate directors of the Company

("Non-Associate Director Participants" and, together with Associate Participants, "Participants"). In determining the Associate Participants who are to receive Awards and the number of shares covered by any Award, the Committee may take into account the nature of the services rendered by the Associate Participants, their contributions to the Company's success, their position responsibility levels and salaries, and such other factors as the Committee, in its discretion, may deem relevant in light of the purposes of the Plan.

  4. ADMINISTRATION OF PLAN. The Plan will be administered by, or under the direction of, a committee ("Committee") of the Board of Directors constituted in such a manner as to comply at all times with Rule 16b-3 or any successor rule ("Rule 16b-3") promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as in effect from time to time ("Exchange Act"). The Committee shall administer the Plan so as to comply at all times with the Exchange Act and the Internal Revenue Code of 1986, and any regulations promulgated thereunder, or any similar successor statute or regulation, as in effect from time to time ("Code"), and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. All interpretations and determinations of the Committee may be made on an individual or group basis, and shall be final, conclusive, and binding on all interested parties. The Committee may delegate, to the fullest extent permitted by law, its responsibilities under the Plan to persons other than its members, subject to such terms and conditions as it may determine, other than the making of grants and awards under the Plan to individuals subject to
Section 16 of the Exchange Act. Notwithstanding the foregoing, however, no stock appreciation or tax benefit rights may be granted under the Plan and no Stock Option may be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of grant. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee or its delegatee fails to so comply, such provision or action will, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action will be deemed null and void, to the extent permitted by law and deemed advisable by the relevant authority. Each Award to a Participant subject to Section 16 of the Exchange Act under this Plan will be deemed issued subject to the foregoing qualification.

             ASSOCIATE PARTICIPANT STOCK OPTIONS AND STOCK AWARDS

  5. STOCK OPTION GRANTS. The Committee may grant Stock Options (including any associated dividend equivalent rights) to Associate Participants on such terms and conditions as the Committee may determine. These Stock Options may be incentive stock options ("ISOs") within the meaning of Section 422 or any successor provision of the Code, or non-qualified stock options within the meaning of the Code ("NSOs"), or a combination of both; provided, however, that an Associate Participant must be an associate of the Company or its subsidiaries in order to receive an ISO grant. In no event, however, may an Associate Participant be given an ISO grant which first becomes exercisable in any calendar year which, when added to all other ISO grants held by such Associate Participant that first become exercisable in that calendar year, causes the aggregate dollar amount of such ISO grants to exceed $100,000. The date of grant of each Stock Option will be the date specified by the Committee; provided, however, that such date of grant may not be prior to the date of such action by the Committee. The option price per share of Common Stock purchasable under a Stock Option will be determined by the Committee at the time of grant; provided, however, no such price may be less than 100% of the fair market value of the shares of Common Stock covered by the grant on such date. The option price (and, as provided in Section 14 of the Plan, any applicable taxes thereon) of the shares as to which a Stock Option is exercised will be paid in such manner as the Committee may determine in accordance with the Plan's purposes, including: (i) in cash; (ii) in shares of Common Stock; (iii) in services rendered; or (iv) in any combination of (i), (ii), and (iii) above. Each Stock Option will have such terms and conditions for its exercise, including the manner and effective date of such exercise, as the Committee may determine, except as otherwise specifically provided herein.

  Fair market value of the Common Stock on any date will be the mean of the high and low sales prices on such date as reported on the New York Stock Exchange Composite Tape, or if such Exchange is closed, or if the Common Stock does not trade on such date, by averaging the mean of the high and low sales prices on the trading dates immediately before and immediately after such date, or such other amount as the Committee may ascertain reasonably to represent such fair market value. The value of the services rendered as payment for all or a portion of the option price of a Stock Option being exercised will be the amount determined by the Board of Directors or the Committee.

  6. EXERCISE OF STOCK OPTIONS. Each Stock Option will become exercisable upon such date as the Committee may determine, or as provided in Sections 8 and 9 of the Plan, and may be exercised thereafter at any time during its term, as to any or all full shares which have become purchasable under the provisions of the Stock Option. The term of each Stock Option may not exceed (i) 10 years in the case of an ISO or such other term as may be required for the Stock Option to constitute an ISO under the Code, and (ii) in the case of a NSO, such period of time, as determined by the Committee at the time of grant ("exercise period"), in each case measured from the date of its grant. Except as provided in Section 9 or 13 of the Plan, a Stock Option may be exercised only by the Associate Participant, and only if the Associate Participant is then an associate of the Company, a subsidiary, or affiliate.

  7. STOCK AWARDS. The Committee may grant a Stock Award (including any associated dividend equivalent rights or share units equal in value to such Stock Award) to Associate Participants on such terms and conditions as the Committee may determine. The Committee may determine the types of Stock Awards made, the number of shares, share units, or dividend equivalent rights covered by such awards, and any other terms and conditions relating to the Stock Awards as it deems appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware.

  8. CHANGE OF CONTROL. Upon a Change of Control, each Associate Participant will have the right to exercise any or all Stock Options held by the Associate Participant, and all Stock Awards will immediately vest and be deemed to be earned, on such terms and conditions as may be determined by the Committee at the time of grant or award. For these purposes, a "Change of Control" will be deemed to have occurred if (i) at any time during any 24-month period, at least a majority of the Board of Directors will not consist of "Continuing Directors" (meaning directors of the Company at the beginning of such 24-month period and directors who subsequently became such, and whose election, or nomination for election, by the Company's stockholders, was approved by a majority of the then Continuing Directors); or (ii) at any time during any 12-month period, the Company directors in office at the beginning of such period cease to constitute at least a majority of the Board of Directors (disregarding any vacancy occurring during such period by reason of death or disability, but deeming any individual whose election, or nomination for election, by the Company's stockholders, to fill such vacancy was approved by a majority of the directors in office immediately prior to such vacancy, to have been in office at the beginning of such 12-month period); or (iii) any person or "group" (as determined for purposes of SEC Regulation 13D-G or successor regulation), except any majority-owned subsidiary or any Company employee benefit plan or any trust or investment manager thereunder, will have acquired "beneficial ownership" (as determined for purposes of SEC Regulation 13D-G or successor regulation) of shares of Company Common Stock having 20% or more of the voting power of all outstanding shares of Company capital stock, unless such acquisition is approved in advance by a majority of the Board of Directors in office immediately preceding such acquisition; or (iv) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Company Common Stock are converted into shares of stock or securities of another company, partnership, or other entity (other than a conversion into shares of voting common stock of the successor corporation or a holding company or entity thereof) or other securities (of either the Company or another company) or cash or other property (excluding payments made solely for fractional shares); or (v) the sale of all, or substantially all, of the Company's assets occurs.

  9. CHANGES IN EMPLOYMENT STATUS, DEATH. In the event of an Associate Participant's termination of employment, transfer or change of duties or position, absence, layoff, incapacity, or death (regardless of whether the deceased was employed at death), the Committee may determine the terms and conditions applicable to any Stock Option or Stock Award previously granted to the Associate Participant and not then exercised or earned in full, as the case may be, including, without limitation, (i) the duration of any exercise period following such event (which may not exceed the original exercise period for the Stock Option), (ii) any necessary or appropriate authorization to the Associate Participant's legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine, or (iii) the circumstances under which all or part of such Stock Options may be terminated and any unearned Stock Awards forfeited. All determinations by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties.

  10. RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan shall confer on an Associate Participant any right to continue in the employ of the Company or any of its subsidiaries or affiliates or affect in any way the right of the Company or any of its subsidiaries or affiliates to terminate such Associate Participant's employment without prior notice at any time for any reason or for no reason.

  11. DEFERRED PAYMENTS. The Committee may permit an Associate Participant to elect to defer receipt of all or part of any cash or stock payment under the Plan, or the Committee may determine to defer receipt, by all or some Associate Participants, of all or part of any such payment. Any deferral will be for such period and in accordance with the terms and conditions as the Committee may determine.

                      NON-ASSOCIATE DIRECTOR PARTICIPANTS

  12. ANNUAL GRANTS

  (a) GENERAL PROVISIONS. Subject to the terms and conditions of this Section, each person who is serving as a Non-Associate Director Participant on the date of grant (including any former Associate Participant) will automatically be awarded an annual grant consisting of Awards in an amount which the Board of Directors determines, based upon the advice of outside consultants, to be competitive by industry standards, and pursuant to such terms, conditions, and restrictions as determined by the Board of Directors (the "Annual Grant"). These Annual Grants will begin in 1997 and continue through May 31, 2007, unless earlier terminated by the Board of Directors. The date of each Annual Grant will be the third full trading date following the later of (i) the date on which the Annual Meeting of the Company's stockholders, or any adjournment thereof, is held ("Annual Meeting"), or (ii) the date on which the Company's earnings for the fiscal quarter immediately preceding such Annual Meeting date are released to the public. Also, Awards in the same amount as the then current Annual Grant will automatically be granted to each individual (other than a former Associate Participant) who is first elected a non-associate director after May 16, 1997, on the third full trading date following the effective date of such election.

  A Non-Associate Director Participant (including for purposes of this paragraph a Non-Associate Director Participant's guardian or legal representative) will have, with respect to any shares covered by an Award and any shares already received pursuant to an Award under this Plan, the right to
(1) tender or exchange any such shares in the event of any tender offer or exchange within the meaning of Section 14(d) of the Exchange Act or any plan of merger approved by the Board and (2) sell or exercise any option, right, warrant, or similar property derived from or attributable to such shares after such option, right, warrant, or similar property becomes transferable or exercisable. If any shares covered by an Award are tendered or exchanged or any option, right, warrant, or similar property attributable thereto is sold, exercised, or redeemed for value, the cash and/or property received will be delivered to the Company (or its successor) and held subject to the restrictions of the Plan as if it were the stock itself.

  (b) NON-TRANSFERABILITY. A Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Award prior to the time his or her service as a director expires or is terminated.

  (c) NON-ASSOCIATE DIRECTOR PARTICIPANT'S TERMINATION. If a Non-Associate Director Participant's service as a director of the Company terminates on account of any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary of the Company, such termination will be considered a "Non-Qualifying Termination". All other terminations, including termination by reason of death, will be considered "Qualifying Terminations". In the event of a Non-Qualifying Termination, all outstanding restricted Awards made pursuant to this Section will be forfeited or canceled, as the case may be.

  (d) INELIGIBILITY FOR OTHER GRANTS. Any Non-Associate Director Participant who receives an Annual Grant pursuant to this Section will be ineligible to receive any other grant or award under any other Section of the Plan. Notwithstanding the foregoing, a Non-Associate Director Participant may also elect to receive Common Stock in lieu of the cash compensation payable for services rendered as a director, so long as such election is made in accordance with Section 16 of the Exchange Act, as in effect from time to time, and on such other terms and conditions as shall be determined from time to time by the Board of Directors. Any such Common Stock in lieu of cash compensation will automatically vest (become non-forfeitable) in the Non-Associate Director Participant on the date of grant.

                                    GENERAL

  13. TRANSFERABILITY. No unearned Stock Award or any portion thereof or Stock Option granted under the Plan may be assigned or transferred other than by will or the laws of descent and distribution or by such other means as the Committee, in its discretion, may approve from time to time and any attempt to do so will be void. No Stock Option will be exercisable during the Participant's lifetime except by the Participant or the Participant's guardian or legal representative, or other third party, as the Committee may determine.

  14. TAXES. The Company has the right to deduct from any cash payment made under the Plan, or otherwise, to any Participant, including a Participant subject to Section 16 of the Exchange Act, any federal, state, or local taxes of any kind required by law to be withheld by it ("Withholding Obligation") with respect to such payment. The Company's obligation to deliver shares of Common Stock pursuant to any Stock Award or Stock Option exercise under the Plan is conditioned on the payment by the Participant to the Company of any Withholding Obligation arising therefrom. The Company may withhold, in satisfaction of all or a portion of such Withholding Obligation referred to in the preceding sentence, that number of shares of Common Stock having an aggregate fair market value sufficient to satisfy the amount of such obligation.

  The Committee may also permit any Participant, in accordance with any applicable rules established by the Committee, to elect to satisfy all or a portion of any tax liability (including the Withholding Obligation) incurred by such Participant as a result of the Stock Award or Stock Option exercise ("Total Tax Obligation"), by having the Company withhold, or by the Participant making payment to the Company in, shares of Common Stock having an aggregate fair market value sufficient to satisfy the Total Tax Obligation.

  The Company will refund to the Participant any amount in excess of the Withholding Obligation or Total Tax Obligation, as the case may be.

  15. CHANGES IN CAPITALIZATION AND SIMILAR CHANGES. In the event of any change in the number of shares of Common Stock outstanding, or the assumption and conversion of outstanding Stock Options or Stock Awards, by reason of a stock dividend, stock split, acquisition, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, spin-off, distribution to holders of Common Stock (other than normal cash dividends), the Committee shall adjust to the extent appropriate (i) the option price under each unexercised Stock Option and (ii) the number and class of shares which may be issued on exercise of Stock Options granted and for Stock Awards earned, and may make any other related adjustments deemed appropriate and equitable by the Committee. Any adjustment of the number and class of shares which may be issued on exercise of Stock Options granted and for Stock Awards earned must also be approved by the Board of Directors.

  16. STOCKHOLDER RIGHTS. A Participant (including for purposes of this Section, a Participant's legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine) will have no stockholder rights with respect to any shares subject to a Stock Option or a Stock Award until such shares are issued to such Participant. Shares will be deemed issued on the date on which they are registered in the Participant's (as this term is defined in the preceding sentence) name on the Company stock records.

  17. EFFECTIVE DATE. The Plan will become effective on May 16, 1997, subject to approval by the affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power at the 1997 Annual Meeting.

  18. TERMINATION AND AMENDMENT. No Award may be made under the Plan after May 31, 2007. The Board of Directors may terminate the Plan or make such amendments as it deems advisable, including, but not limited to, any amendments to conform to or reflect any change in any law, regulation, or ruling applicable to an Award, or the Plan including, without limitation, any change in any applicable tax law, regulation, or ruling; provided, however, that the Board of Directors may not, without approval by affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power, take any action which will increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 2 and Section 15 of the Plan). Except as otherwise provided in or permitted by the Plan or by the terms, if any, of an Award under the Plan, no termination or amendment of the Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder.

  19. SEVERABILITY OF PROVISIONS. If any provision of this Plan becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or if any such provision would, in the sole determination of the Committee, disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable law or if, in the sole determination of the Committee, such provision cannot be so construed or so deemed amended without materially altering the intent of the Plan, such provision will be stricken and the remainder of the Plan will remain in full force and effect.

                           J. C. PENNEY COMPANY, INC.
                          PROXY/VOTING INSTRUCTION CARD
                                 ALLOCATED STOCK
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE COMPANY'S SAVINGS AND PROFIT-SHARING RETIREMENT PLAN AND THE COMPANY'S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (TOGETHER, "PLANS"):

BY PROPERLY EXECUTING THIS CARD ON THE REVERSE, YOU ARE INSTRUCTING STATE STREET BANK AND TRUST COMPANY ("TRUSTEE") TO VOTE ON YOUR BEHALF, IN ACCORDANCE WITH YOUR INSTRUCTIONS, IN PERSON OR BY PROXY, SHARES OF VOTING STOCK HELD FOR YOU IN ACCOUNTS UNDER THE PLANS ("ALLOCATED STOCK"), AT THE ANNUAL MEETING OF COMPANY STOCKHOLDERS, TO BE HELD AT THE COMPANY'S HOME OFFICE AT 6501 LEGACY DRIVE, PLANO, TEXAS 75024-3698 ON FRIDAY, MAY 16, 1997, AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UPON SUCH BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING THE ITEMS SET FORTH ON THE REVERSE. IF THIS PROXY/VOTING INSTRUCTION CARD IS NOT RECEIVED BY THE TRUSTEE BY MAY 13, 1997, YOUR ALLOCATED STOCK WILL BE VOTED IN THE SAME PROPORTION AS INSTRUCTIONS RECEIVED BY THE TRUSTEE BY THAT DATE FROM THE PLANS' PARTICIPANTS WHO HAVE RETURNED THEIR UNALLOCATED/UNDIRECTED PROXY/VOTING INSTRUCTION CARDS IN A TIMELY MANNER.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are V.E. Jordan, Jr., J.C. Pfeiffer, R.G. Turner, and W.B. Tygart. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your instructions as to your Allocated Stock are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee by MAY 13, 1997. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                           (Continued on reverse side)

TO DIRECT THE TRUSTEE TO VOTE, PLEASE SIGN, AND RETURN IN THE ENCLOSED ENVELOPE, BOTH CARDS, ONE FOR YOUR ALLOCATED STOCK AND THE OTHER FOR UNDIRECTED AND UNALLOCATED STOCK. PLEASE TEAR OFF AND DISCARD THIS MIDDLE STUB. THANK YOU.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.


                                  Please mark   [X]
                                 your votes as
                                  indicated in
                                  this example


--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
--------------------------------------------------------------------------------

1. Election of Directors (see reverse).

    FOR all nominees     AUTHORITY WITHHELD
     except as noted     as to all nominees
          [_]                    [_]

               -----------------
--------------------------------------------------------------------------------

                                   FOR      AGAINST      ABSTAIN
2. Approval of Auditors.           [_]        [_]          [_]



3. Approval of 1997 Equity         FOR      AGAINST      ABSTAIN
   Compensation Plan.              [_]        [_]          [_]
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
          THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
--------------------------------------------------------------------------------

                                   FOR      AGAINST      ABSTAIN
4. Stockholder resolution          [_]        [_]          [_]
   regarding classification
   of Board.


                                   FOR      AGAINST      ABSTAIN
5. Stockholder resolution          [_]        [_]          [_]
   regarding rights dividend.

--------------------------------------------------------------------------------



                              PLEASE SIGN AND DATE
                              Please sign your name exactly as stenciled hereon.


                              __________________________________________________
                              SIGNATURE                                  DATE

TO DIRECT THE TRUSTEE TO VOTE, PLEASE SIGN, AND RETURN IN THE ENCLOSED ENVELOPE, BOTH CARDS, ONE FOR YOUR ALLOCATED STOCK AND THE OTHER FOR UNDIRECTED AND UNALLOCATED STOCK. PLEASE TEAR OFF AND DISCARD THIS MIDDLE STUB. THANK YOU.

                           J. C. PENNEY COMPANY, INC.
                          PROXY/VOTING INSTRUCTION CARD
                        UNALLOCATED AND UNDIRECTED STOCK
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE COMPANY'S SAVINGS AND PROFIT-SHARING RETIREMENT PLAN AND THE COMPANY'S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (TOGETHER, "PLANS"):

BY PROPERLY EXECUTING THIS CARD ON THE REVERSE, YOU ARE INSTRUCTING STATE STREET BANK AND TRUST COMPANY ("TRUSTEE") TO VOTE, IN PERSON OR BY PROXY, SHARES OF VOTING STOCK HELD UNDER THE PLANS (I) NOT YET ALLOCATED TO THE ACCOUNTS OF PLANS' PARTICIPANTS ("UNALLOCATED STOCK") AND (II) ALLOCATED TO THE ACCOUNTS OF PLANS' PARTICIPANTS FROM WHOM AN EXECUTED PROXY/VOTING INSTRUCTION CARD IS NOT RECEIVED BY THE TRUSTEE BY MAY 13, 1997 ("UNDIRECTED STOCK"), AT THE ANNUAL MEETING OF COMPANY STOCKHOLDERS, TO BE HELD AT THE COMPANY'S HOME OFFICE AT 6501 LEGACY DRIVE, PLANO, TEXAS 75024-3698 ON FRIDAY, MAY 16, 1997, AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UPON SUCH BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING THE ITEMS SET FORTH ON THE REVERSE. UNDIRECTED STOCK AND UNALLOCATED STOCK WILL BE VOTED IN THE SAME PROPORTION AS INSTRUCTIONS RECEIVED BY THE TRUSTEE BY MAY 13, 1997 FROM THE PLANS' PARTICIPANTS WHO HAVE RETURNED THIS PROXY/VOTING INSTRUCTION CARD IN A TIMELY MANNER.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are V.E. Jordan, Jr., J.C. Pfeiffer, R.G. Turner, and W.B. Tygart. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your instructions as to Unallocated Stock and Undirected Stock are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee by MAY 13, 1997. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                           (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.

                                                            Please mark
                                                           your votes as
                                                            indicated in   [X]
                                                            this example


--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS
                       DESCRIBED IN THE PROXY STATEMENT:
--------------------------------------------------------------------------------

1. Election of Directors (see reverse).

     FOR all nominees           AUTHORITY WITHHELD
      except as noted           as to all nominees

            [_]                         [_]

                -----------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       FOR      AGAINST      ABSTAIN
2. Approval of Auditors.               [_]        [_]          [_]



                                       FOR      AGAINST      ABSTAIN
3. Approval of 1997 Equity             [_]        [_]          [_]
   Compensation Plan.

--------------------------------------------------------------------------------
                THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
          THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
--------------------------------------------------------------------------------


                                       FOR      AGAINST      ABSTAIN
4. Stockholder resolution              [_]        [_]          [_]
   regarding classification
   of Board.


                                       FOR      AGAINST      ABSTAIN
5. Stockholder resolution              [_]        [_]          [_]
   regarding rights dividend.

--------------------------------------------------------------------------------








                         PLEASE SIGN AND DATE
                         Please sign your name exactly as stenciled hereon.



                         -------------------------------------------------------
                         SIGNATURE                                       DATE

                          J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

By properly executing this card on the reverse, you are authorizing M.A. Burns, George Nigh, and J.E. Oesterreicher, or any one of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the Company's Home Office at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 16, 1997, at 10:00 A.M., local time, and at any adjournment or postponement thereof ("Meeting"), upon such business as may come before the Meeting, including the items set forth on the reverse ("Business").

AS DESCRIBED IN THE PROXY STATEMENT, THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS AT SUCH MEETING FOR tHE CHASE MANHATTAN BANK ("AGENT") FOR SUCH BUSINESS FOR PARTICIPANTS IN THE COMPANY'S DIVIDEND REINVESTMENT PLAN ("DRIP") BOTH FOR COMMON STOCK (IF ANY) ALLOCATED TO YOUR ACCOUNTS AND FOR COMMON STOCK ALLOCATED TO OTHER DRIP PARTICIPANTS' ACCOUNTS FOR WHICH VOTING INSTRUCTIONS ARE NOT RECEIVED BY MAY 13, 1997 ("UNDIRECTED STOCK"). IF THIS VOTING INSTRUCTION CARD IS EXECUTED AND RECEIVED BY MAY 13, 1997, THE AGENT WILL VOTE AS FOLLOWS: (A) FOR COMMON STOCK ALLOCATED TO THE UNDERSIGNED'S ACCOUNTS, IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN AND (B) FOR UNDIRECTED STOCK, IN THE SAME PROPORTION AS ALL COMMON STOCK ALLOCATED TO ACCOUNTS FOR WHICH INSTRUCTION CARDS RECEIVED BY
MAY 13, 1997 HAS BEEN VOTED.

Nominees for Election of Directors for the term set forth in the Proxy Statement are V.E. Jordan, Jr., J.C. Pfeiffer, R.G. Turner, and W.B. Tygart. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your vote is important and cannot be recorded by the proxies or Agent unless this card is properly executed by you and returned. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED for ELECTION OF ALL DIRECTORS AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.


                                   Please mark
                           your votes as indicated in   [X]
                                  this example

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:

--------------------------------------------------------------------------------
1. Election of Directors (see reverse).

   FOR all nominees           AUTHORITY WITHHELD
   except as noted            as to all nominees

       [_]                           [_]

               -----------------
--------------------------------------------------------------------------------

2. Approval of Auditors.             FOR      AGAINST     ABSTAIN

                                     [_]        [_]         [_]
--------------------------------------------------------------------------------

3. Approval of 1997 Equity           FOR      AGAINST     ABSTAIN
   Compensation Plan.
                                     [_]        [_]         [_]
--------------------------------------------------------------------------------
                THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
          THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
--------------------------------------------------------------------------------
4. Stockholder resolution            FOR      AGAINST     ABSTAIN
   regarding classification
   of Board.                         [_]        [_]         [_]

--------------------------------------------------------------------------------
5. Stockholder resolution            FOR      AGAINST     ABSTAIN
   regarding rights dividend.
                                     [_]        [_]         [_]
--------------------------------------------------------------------------------

                                        I/we plan to attend the meeting      [_]


                       PLEASE SIGN AND DATE
                       Please sign your name or names exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.





                       ---------------------------------------------------------
                       SIGNATURE                                        DATE


                       ---------------------------------------------------------
                       SIGNATURE                                        DATE